UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2026

Apimeds Pharmaceuticals US, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42545	85-1099700
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Matawan Rd, Suite 325 Matawan, New Jersey	07747
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (848) 201-5010

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	APUS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 24, 2026, Apimeds Pharmaceuticals US, Inc., a Delaware corporation (the “Company”), MindWave Innovations Inc, a Delaware corporation and a wholly owned subsidiary of the Company (“MindWave”), and Lokahi Therapeutics, Inc., a Nevada corporation (“Lokahi” and, together with the Company and MindWave, the “Company Parties”), together with Erik Emerson (“Emerson”), individually and in his capacity as Bio Business Representative under the Agreement and Plan of Merger, dated December 1, 2025 (the “Merger Agreement”), entered into a Confidential Settlement and Mutual Release Agreement (the “Settlement Agreement”), with Inscobee Inc., a South Korean corporation (“Inscobee”), and Apimeds Inc., a South Korean corporation and wholly owned subsidiary of Inscobee (“Apimeds Korea”, together with Inscobee, the “Inscobee Parties”). Concurrently with the Settlement Agreement, the Company Parties and the Inscobee Parties also entered into a Side Letter Agreement regarding the audits of the Company for the year ended December 31, 2025 (the “Side Letter”), which is incorporated into a forms part of the Settlement Agreement.

The Settlement Agreement resolves all outstanding disputes among the parties arising from the Merger Agreement and related transactions.

Retention of Apitox Program by Lokahi; Working Capital Contribution

Pursuant to the Settlement Agreement, Lokahi will retain all rights relating to the Apitox program, including all relevant intellectual property, regulatory materials, development data, manufacturing information, the Prevail CRO credit facility (having an aggregate value of approximately Two Million Two Hundred Thousand United States Dollars ($2,200,000)), and all other associated program assets. Lokahi will transfer to the Company (or its designee) Four Million United States Dollars ($4,000,000) (the “Working Capital Contribution”) no later than five business days following the effective date of the Settlement Agreement. In addition, Lokahi will forgive all amounts previously advanced by Lokahi to the Company or any of its subsidiaries, including the $750,000 advance made on or about February 2, 2026, together with any associated interest, penalties, or equity rights. Following payment of the Working Capital Contribution, the Company will distribute 51% of the common stock of Lokahi as directed by Erik Emerson, the former chief executive officer of the Company, with the Company retaining the remaining 49%.

Formation of Newco

The Settlement Agreement provides for the formation of a new subsidiary of the Company (“Newco”) within seven business days following the effective date. Newco will be a wholly owned subsidiary of the Company and will operate independently from Lokahi. Ten percent (10%) of the net financing proceeds from the Company’s existing investor financing arrangement will be irrevocably allocated to Newco, with ninety percent (90%) allocated to MindWave. Newco is expected to be spun off from the Company within twelve months of the effective date of the Settlement Agreement, subject to a potential twelve-month extension upon approval by the Newco board of directors.

Irrevocable Proxy

In connection with the Settlement Agreement, the Inscobee Parties granted an irrevocable proxy to Dr. Vin Menon and Captain Sandeep Singh Yadav to vote all shares of common stock held by the Inscobee Parties with respect to the proposals described in its Information Statement on Schedule 14C, originally filed with the SEC on February 27, 2026, and first mailed to the Company’s stockholders on March 5, 2026 (the “Information Statement”). The proxy is coupled with an interest and shall remain irrevocable until the later of (x) 30 days following receipt of NYSE approval of the listing application, (y) completion of the Preferred Stock Conversion and Note Approval, (z) the date on which NYSE provides a final denial of the listing application, or (aa) July 30, 2026.

Merger Unwind Conditions Side Letter

Under the Side Letter, the transactions contemplated by the Merger Agreement are subject to remedies as the parties may mutually agree in writing, upon the occurrence of either of the following events: (i) the Company's failure to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 with the U.S. Securities and Exchange Commission on or before April 30, 2026; or (ii) the consolidated audit report included in such Form 10-K receiving a qualified opinion from the Company's PCAOB-registered independent auditors.

Upon the occurrence of either triggering event, the parties are required to meet and confer within five business days to negotiate in good faith an appropriate remedy, which may include unwind of the Merger Agreement, adjustment of the consideration exchanged thereunder, or such other relief as the parties may agree in writing. No party is bound by any particular remedy unless and until reduced to a written agreement signed by all parties. If a triggering event occurs due to the act or omission of a party, that party's voting rights and decision-making authority with respect to resolution of the triggering event are automatically delegated by irrevocable proxy to the non-defaulting parties; Lokahi, which is not a stockholder of the Company, is expressly excluded from receiving any such delegated voting rights.

Mutual Releases

Each of the parties to the Settlement Agreement has agreed to mutual releases of all claims, actions, and causes of action arising from facts, acts, omissions, circumstances, events, or transactions occurring prior to the execution of the Settlement Agreement, subject to customary carve-outs for breaches of the Settlement Agreement, fraud, intentional misrepresentation, indemnification rights, and tax claims. The releases become effective upon payment of the Working Capital Contribution by Lokahi.

Dismissal of Lawsuit

Within five business days after the effective date of the Settlement Agreement, Emerson is required to file a stipulation of dismissal without prejudice of the action filed by him in the United States District Court for the Southern District of New York against the Inscobee Parties (the “Lokahi Action”). The dismissal of the Lokahi Action will automatically convert to a dismissal with prejudice on the one hundred eightieth (180th) day after the effective date of the Settlement Agreement, provided there has been no breach by the Inscobee Parties of the Settlement Agreement.

The foregoing summaries of the Settlement Agreement and the Side Letter do not purport to be complete descriptions and are qualified in their entirety by reference to the full text of the Settlement Agreement and the Side Letter, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Forbearance Agreement

Also on April 30, 2026, the Company entered into a Forbearance Agreement (the “Forbearance Agreement”) with Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B (the “Investor”), which holds a senior convertible note in the aggregate original principal amount of $11,000,000 (the “Existing Note”), issued pursuant to a Securities Purchase Agreement, dated December 1, 2025 (the “Securities Purchase Agreement”).

Pursuant to the Forbearance Agreement, the Investor has agreed to forbear from exercising any of its rights or remedies under the Existing Note with respect to certain existing events of default (collectively, the “Existing Defaults”) during the period commencing on the date of the Forbearance Agreement through and including June 30, 2026 (or such later date as the Investor may elect in its sole discretion) (the “Forbearance Period”). The Existing Defaults include the Company’s failure to file a registration statement by the filing deadline, failure to cause the registration statement to be declared effective by the effectiveness deadline, failure to obtain stockholder approval by the stockholder approval deadline, breaches of representations and warranties arising from the Majority Stockholder Dispute, and the occurrence of a material adverse effect.

The Forbearance Period will terminate upon the earliest to occur of: (x) the occurrence, or discovery by the Investor, of any event of default under the Existing Note other than the Existing Defaults, (y) any breach of any term or condition of the Forbearance Agreement or the Settlement Agreement, or (z) the Company’s failure to timely satisfy any of the forbearance conditions set forth in the Forbearance Agreement (the “Forbearance Conditions”).

The Forbearance Conditions include, among other things: (i) delivery of the Settlement Agreement to the Investor; (ii) execution and delivery of Amendment No. 1 to the Existing Note; (iii) filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 with the SEC on or prior to April 30, 2026; (iv) filing of the initial registration statement with the SEC on or prior to May 10, 2026, with effectiveness on or prior to June 30, 2026; (v) curing all deficiencies and regaining compliance with the NYSE’s continued listing requirements, including obtaining NYSE approval, effecting a 1-for-10 reverse stock split, and resuming trading of the Common Stock on the principal market, in each case on or prior to June 30, 2026; and (vi) causing the members of the Company’s board of directors to be appointed in accordance with the Settlement Agreement on or prior to June 30, 2026.

Upon timely satisfaction of all Forbearance Conditions, the Investor will waive the Existing Defaults. The limited waiver constitutes a one-time waiver and is limited to the matters expressly waived in the Forbearance Agreement.

In connection with the Forbearance Agreement, the Company, on behalf of itself and its successors, assigns, and affiliates, provided a full and unconditional release in favor of the Investor and certain related parties from any and all claims arising out of or related to the Transaction Documents and the transactions contemplated thereby on or prior to the date of the Forbearance Agreement.

The Forbearance Agreement also amends the defined term “Transaction Documents” in the Securities Purchase Agreement to include the Forbearance Agreement. Except as expressly provided in the Forbearance Agreement, each of the Transaction Documents remains in full force and effect.

The foregoing summary of the Forbearance Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Forbearance Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on December 30, 2025 and March 20, 2026, certain stockholders of the Company, including the Inscobee Parties, purported to execute written consents of stockholders (the “Stockholder Consents”) to, among other things, remove Elona Kogan, Jakap Koo, Carol O’Donnell, and Dr. Bennett Weintraub from the Company’s board of directors and appoint replacement directors.

In connection with the Settlement Agreement, the parties have agreed that the Support Agreements and Voting Agreements previously entered into by the Inscobee Parties in connection with the Merger Agreement are valid and binding, that the Stockholder Consents are void, and that all actions taken pursuant to the Stockholder Consents, including the purported removal of directors and any actions taken by the purported replacement board, are void. Accordingly, the Company’s board of directors continues to consist of Elona Kogan, Jakap Koo, Carol O’Donnell, and Dr. Bennett Weintraub.

Under the Settlement Agreement, the Inscobee Parties have agreed to secure the resignation or removal of Mr. Koo. Following Mr. Koo’s resignation or removal, and during the period between the effective date of the Settlement Agreement and the filing of the Company’s Annual Report on Form 10-K (the “Interim Period”), the Company’s board will consist solely of Ms. Kogan, Ms. O’Donnell and Dr. Weintraub. Following the Interim Period, unless the Company is advised that doing so would adversely affect the NYSE listing application, each of Ms. Kogan, Ms. O’Donnell and Dr. Weintraub will resign and the Company’s board is expected to transition to three new independent directors in accordance with NYSE rules. Such directors will be appointed by the Inscobee Parties, subject to the reasonable approval of Dr. Vin Menon if permitted by the NYSE, and may not be affiliated with, connected to, or otherwise tainted by the Inscobee Parties. No member of the Company’s board may be removed during this period without the written consent of Dr. Vin Menon and the Inscobee Parties.

Dr. Vin Menon continues to serve as Chief Executive Officer of the Company.

Item 8.01. Other Events.

As previously disclosed, the Company filed the Information Statement providing for the following proposals (collectively, the “Proposals”): (i) the issuance of shares of the Company’s common stock upon conversion of the Series A Convertible Preferred Stock, (ii) the issuance of shares of the Company’s common stock upon conversion of convertible notes issued pursuant to the Securities Purchase Agreement entered into by the Company and certain institutional investors on December 1, 2025, and amended on December 8, 2025, (iii) a 1-for-10 reverse stock split and a change in par value from $0.01 to $0.001, together with a corresponding amendment to the Company’s Amended and Restated Certificate of Incorporation, (iv) an amendment to the Company’s 2024 Equity Incentive Plan to increase the number of shares issuable thereunder to 2,096,679, and (v) the approval and adoption of the Company’s 2025 Equity Incentive Plan.

Under the Settlement Agreement, the parties have agreed that all Proposals set forth in the Information Statement shall proceed and become effective following the lifting of the current trading halt by NYSE American and approval of the Company’s listing application. The Inscobee Parties have agreed to fully cooperate with the Company to facilitate the effectiveness of the Proposals, including providing any information, consents, or documents reasonably requested, and have agreed not to take any action, directly or indirectly, that would reasonably be expected to delay, impair, or prevent the effectiveness of the Proposals. Specifically, the Inscobee Parties have agreed to cooperate in good faith with the Company and to take all actions reasonably requested in connection with obtaining approval of the listing application in order to effect the actions described in each of the Proposals.

The Company does not intend to effect the actions described in the Proposals, other than the reverse stock split, unless and until NYSE American has approved the Company’s listing application.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Confidential Settlement and Mutual Release Agreement, dated April 24, 2026, by and among Apimeds Pharmaceuticals US, Inc., MindWave Innovations Inc, Erik Emerson, Lokahi Therapeutics, Inc., Inscobee Inc., and Apimeds Inc.
10.2	Side Letter Agreement, dated April 24, 2026, by and among Apimeds Pharmaceuticals US, Inc., MindWave Innovations Inc, Erik Emerson, Lokahi Therapeutics, Inc., Inscobee Inc., and Apimeds Inc.
10.3	Forbearance Agreement, dated April 30, 2026, by and between Apimeds Pharmaceuticals US, Inc. and Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apimeds Pharmaceuticals US, Inc.

Date: May 3, 2026	By:	/s/ Dr. Vin Menon
	Name:	Dr. Vin Menon
	Title:	Chief Executive Officer